Exhibit 99.(a).

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders
Huntington Bancshares Incorporated

We have audited the accompanying consolidated balance sheet of Huntington Bancshares Incorporated and Subsidiaries as of December 31, 2003, and the related consolidated statements of income, changes in shareholders’ equity, and cash flows for each of the two years in the period ended December 31, 2003. These financial statements are the responsibility of the company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Huntington Bancshares Incorporated and Subsidiaries at December 31, 2003, and the consolidated results of their operations and their cash flows for each of the two years in the period ended December 31, 2003, in conformity with U.S. generally accepted accounting principles.

As discussed in Note 30 to the consolidated financial statements, Huntington Bancshares Incorporated and Subsidiaries has restated the statement of cash flows of the previously issued 2003 consolidated financial statements.

As discussed in Note 1 to the Consolidated Financial Statements, Huntington Bancshares Incorporated and Subsidiaries changed its method of accounting for variable interest entities in 2003, in accordance with FASB Interpretation No. 46, Consolidation of Variable Interest Entities. As discussed in Note 1 to the Consolidated Financial Statements, Huntington Bancshares Incorporated and Subsidiaries changed its method of accounting for amortization of goodwill in 2002 in accordance with FASB Statement No. 142, Goodwill and Other Intangible Assets.

/s/ Ernst & Young LLP

Columbus, Ohio
January 16, 2004, except for Note 27,
   as to which the date is January 27, 2004, and Note 30,
   as to which the date is February 23, 2005